Calculation of Filing Fee Tables
S-3
EQUINIX INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common Stock, par value $0.001 per share	415(a)(6)			$ 700,002,718.00			S-3	333-275203	10/27/2023	$ 107,170.42
			Total Offering Amounts:				$ 700,002,718.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $700,002,718 of unsold common stock (the "Unsold Securities") previously registered pursuant to the registration statement on Form S-3 (File No. 333-275203), filed on October 27, 2023, as subsequently amended by the post-effective amendment no. 1 filed on March 18, 2024, the post-effective amendment no. 2 filed on November 10, 2025, the post-effective amendment no. 3 filed on February 13, 2026 (as so amended, the "Prior Registration Statement"), and the prospectus supplement dated October 1, 2024 (the "Prior Prospectus Supplement") that supplements the base prospectus dated March 18, 2024 included in the Prior Registration Statement. In connection with the filing of the Prior Registration Statement, the registrant initially deferred payment of all of the registration fee in respect of the base prospectus filed with, and forming a part of the Prior Registration Statement in accordance with Rules 456(b) and 457(r) of the Securities Act. The registrant paid a filing fee of $306,200.00 in connection with the offering of the securities pursuant to the Prior Prospectus Supplement, including a filing fee of $107,170.42 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Prospectus Supplement). The filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. An indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $700,002,718 are being carried forward hereunder as may from time to time be issued at indeterminate prices. In addition, pursuant to Rule 416 of the Securities Act, the shares of common stock being carried forward hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being carried forward hereunder as a result of stock splits, stock dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date